Exhibit 24.1

LOUISIANA-PACIFIC CORPORATION

REGISTRATION STATEMENT ON FORM S-8

POWER OF ATTORNEY

Each of the undersigned directors and/or officers of Louisiana-Pacific Corporation, a Delaware corporation (the “Company”), hereby constitutes and appoints Brad Southern, Mike Kinney, Rebecca A. Barckley and Timothy Mann, Jr., and each of them, with full power of substitution and resubstitution, as attorneys-in-fact or attorney-in-fact of the undersigned, for him or her and in his or her name, place and stead, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933 (the “Securities Act”) one or more registration statements on Form S-8 (the “Registration Statement”) relating to the registration and issuance of 2,000,000 shares of the Company’s common stock, par value $1.00 per share, to be issued pursuant to the Louisiana-Pacific Corporation 2019 Employee Stock Purchase Plan, with any and all amendments, supplements and exhibits thereto, including post-effective amendments or supplements or any additional registration statement filed pursuant to Rule 462 promulgated under the Securities Act, or any other document with any state securities commission or other regulatory authority with respect to the securities covered by such Registration Statement, with full power and authority to do and perform any and all acts and things whatsoever required and necessary to be done, hereby ratifying and approving the acts of said attorneys and each of them and any substitute or substitutes.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original with respect to the person executing it.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the 1st day of November, 2018.

/s/ Brad Southern	/s/ Mike Kinney
Brad Southern Chief Executive Officer and Director (Principal Executive Officer)	Mike Kinney Interim Chief Financial Officer (Principal Financial Officer)

/s/ Rebecca A. Barckley	/s/ E. Gary Cook
Rebecca A. Barckley Controller, Financial Reporting (Principal Accounting Officer)	E. Gary Cook Chairman of the Board

/s/ Tracy A. Embree	/s/ Lizanne C. Gottung
Tracy A. Embree Director	Lizanne C. Gottung Director

/s/ Ozey K. Horton, Jr.	/s/ Kurt M. Landgraf
Ozey K. Horton, Jr. Director	Kurt M. Landgraf Director

/s/ Dustan E. McCoy
Dustan E. McCoy Director